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EXHIBIT 11
Capitol Communities Corporation
Computation of Earnings Per Share

                                                       Fiscal Year Ended
                                                        September 30,
                                                             2002                        2001
                                                      -------------------         --------------------

Shares Outstanding Beginning of Period                         4,230,361                    4,230,361

Shares Issued During Period:
                       October 18,2001                        16,100,000
                       February 25, 2002                       4,200,000
                       March 26, 2002                            145,000
                       March 29, 2002                             75,000
                       July 30, 2002                             (13,000)
                       August 12, 2002                           775,000
                       August 20, 2002                           (47,000)
                       August 27, 2002                            (5,300)

                                                      -------------------         --------------------

Total Outstanding                                             25,460,061                    4,230,361

Weighted average number of shares outstanding                 24,742,859                    4,230,361

Shares deemed outstanding from assumed
exercise of stock options                                              -                            -
                                                      -------------------         --------------------

Total                                                         24,742,859                    4,230,361
                                                      ===================         ====================

Earnings (loss) applicable to common shares
                       Net Income                            $ 4,246,713                  $(2,115,003)
                       Preferred Dividends                       203,032                            -
                                                      -------------------         --------------------
                                                             $ 4,043,681                  $(2,115,003)
                                                      ===================         ====================


Earnings (loss) per share of common stock                        $ 0.163                     $ (0.500)
                                                      ===================         ====================

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